UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 23, 2009

AVOCENT CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-30575	91-2032368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4991 CORPORATE DRIVE	HUNTSVILLE, AL 35805
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(256) 430-4000

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On January 28, 2009, Avocent Corporation publicly disseminated a press release announcing its financial results for its fourth quarter and year ended December 31, 2008.  The information contained in that press release is incorporated herein by reference and furnished as Exhibit 99.2 hereto.

Item 2.05     Costs Associated with Exit or Disposal Activities.

On January 28, 2009, Avocent Corporation (the “Company”) publicly disseminated a press release announcing that the Company has taken a series of measures to (i) reduce Company costs in line with sales forecasts, (ii) rebalance R&D investments to higher growth opportunities, (iii) and increase organizational efficiency.  The information contained in that press release is incorporated herein by reference and furnished as Exhibit 99.2 hereto.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2009 Executive Cash Bonus Program.

On January 23, 2009, Avocent Corporation’s Compensation Committee approved the Avocent Corporation 2009 Executive Cash Bonus Program.  A summary of the Avocent Corporation 2009 Executive Cash Bonus Program is incorporated herein by reference and filed as Exhibit 99.3 hereto.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description of Exhibit

	99.2	Press Release issued January 28, 2009
	99.3	Summary of Avocent Corporation 2009 Executive Cash Bonus Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVOCENT CORPORATION
Date:	January 28, 2009
		By:	/s/ Edward H. Blankenship
Edward H. Blankenship
Senior Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.2	Press Release issued January 28, 2009
99.3	Summary of Avocent Corporation 2009 Executive Cash Bonus Program

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